Exhibit 99.1

Kimberly-Clark Announces Successful Consent Solicitations for Kenvue Notes and Amendment to Terms of Exchange Offers

DALLAS, October 13, 2026 – Kimberly-Clark Corporation (NASDAQ: KMB) (“Kimberly-Clark”) announced today that the requisite number of consents have been received to adopt certain proposed amendments (the “Amendments”) with respect to all outstanding notes of Kenvue Inc. (NYSE: KVUE) (“Kenvue”). The results are based on (i) early tenders in the offers to exchange (each an “Exchange Offer” and, collectively, the “Exchange Offers”) any and all outstanding notes (the “Kenvue Notes”) issued by Kenvue for up to $7,000,000,000 aggregate principal amount of new notes to be issued by Kimberly-Clark (the “Kimberly-Clark Notes”) and cash and (ii) related consent solicitations (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) being made by Kimberly-Clark on behalf of Kenvue to adopt the Amendments to the indenture (the “Kenvue Indenture”) governing the Kenvue Notes.

Kenvue has executed a supplemental indenture to the Kenvue Indenture that contains the Amendments. The Amendments will become operative only upon settlement of the Exchange Offers. The settlement date for the Exchange Offers (the “Settlement Date”) is expected to occur promptly after the Expiration Date (as defined below), which is expected to be extended to occur on or about the closing date of Kimberly-Clark’s previously announced pending acquisition of Kenvue (the “Acquisition”). Kimberly-Clark does not anticipate the Settlement Date to occur before November 2, 2026.

As of 5:00 p.m., New York City time, on October 9, 2026 (the “Early Participation Date”), the principal amounts of Kenvue Notes set forth in the table below were validly tendered and not validly withdrawn (and consents thereby validly given and not validly revoked). For each $1,000 principal amount of Kenvue Notes validly tendered and not validly withdrawn at or prior to the Early Participation Date and accepted by Kimberly-Clark, Eligible Holders (as defined below) will be eligible to receive $970 principal amount of Kimberly-Clark Notes of the applicable series (the “Exchange Consideration”), an early participation premium, payable in principal amount of Kimberly-Clark Notes of $30 (the “Early Participation Premium”) and $1.00 in cash (the “Cash Payment”), subject to rounding as described herein. The total consideration consists of (a) the Exchange Consideration plus (b) the Early Participation Premium plus (c) the Cash Payment. To be eligible to receive the Early Participation Premium and the Cash Payment, Eligible Holders must also beneficially own such Kenvue Notes at the Expiration Date. The Early Participation Premium and the Cash Payment will be paid on the Settlement Date to the noteholder of record on the Expiration Date.

Kimberly-Clark also announced an amendment to the consideration available to Eligible Holders of Kenvue Notes who validly tender and do not validly withdraw their Kenvue Notes after the Early Participation Date (as defined below) and at or prior to the Expiration Date. For each $1,000 principal amount of Kenvue Notes validly tendered and not validly withdrawn after the Early Participation Date but at or prior to the Expiration Date and accepted by Kimberly-Clark, Eligible Holders will be now eligible to receive the Exchange Consideration and the Early Participation Premium (but not the Cash Payment), subject to rounding as described herein.

Tendered Kenvue Notes may not be withdrawn, except in the limited circumstances where additional withdrawal rights are required by law. In addition, the related consents may not be revoked and such consents will continue to be deemed delivered.

Title of Series of Kenvue Notes	CUSIP/ISIN No. of Kenvue Notes(1)	Principal Amount Outstanding	Principal Amount Tendered as of the Early Participation Date	Percentage of Outstanding Principal Amount Tendered
5.050% Senior Notes due 2028	49177JAF9 / US49177JAF93	$1,000,000,000	$736,389,000	73.64%
5.000% Senior Notes due 2030	49177JAH5 / US49177JAH59	$1,000,000,000	$822,161,000	82.22%
4.850% Senior Notes due 2032	49177JAS1 / US49177JAS15	$750,000,000	$700,312,000	93.37%
4.900% Senior Notes due 2033	49177JAK8 / US49177JAK88	$1,250,000,000	$1,125,944,000	90.08%
5.100% Senior Notes due 2043	49177JAM4 / US49177JAM45	$750,000,000	$728,341,000	97.11%
5.050% Senior Notes due 2053	49177JAP7 / US49177JAP75	$1,500,000,000	$1,475,569,000	98.37%
5.200% Senior Notes due 2063	49177JAR3 / US49177JAR32	$750,000,000	$724,580,000	96.61%

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this press release or printed on the Kenvue Notes. Such CUSIP numbers are provided solely for the convenience of the holders of Kenvue Notes.

Each Exchange Offer will expire at 5:00 p.m., New York City time, on October 27, 2026, unless extended or terminated (such date and time with respect to an Exchange Offer, as may be extended, the “Expiration Date”). The Exchange Offers and Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement dated September 28, 2026 (as amended by this press release), and are conditioned upon the consummation of the Acquisition, which condition may not be waived by Kimberly-Clark, and certain other conditions that may be waived by Kimberly-Clark. The completion of the Acquisition is expected to take place in the fourth quarter of 2026, subject to the satisfaction of certain customary closing conditions.

The Kimberly-Clark Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Kimberly-Clark will not accept any tender that would result in the issuance of less than $2,000 principal amount of any series of Kimberly-Clark Notes. The aggregate principal amount of each series of Kimberly-Clark Notes issued to each participating holder for each series of Kenvue Notes validly tendered (and not validly withdrawn) and accepted by Kimberly-Clark will be rounded down, if necessary, to the nearest whole multiple of $1,000 in excess of $2,000. This rounded amount will be the principal amount of Kimberly-Clark Notes you will receive, and Kimberly-Clark will pay a cash amount equal to the difference between the principal amount of the Kimberly-Clark Notes to which you would otherwise be entitled and the principal amount of the Kimberly-Clark Notes actually issued, plus any accrued and unpaid interest on such principal amount not received as a result of rounding down from the last interest payment date and up to (but not including) the Settlement Date.

The Kimberly-Clark Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or securities laws of any state or any other jurisdiction. Unless registered, the Kimberly-Clark Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Exchange Offers and Consent Solicitations will only be made, and the Kimberly-Clark Notes are only being offered and will only be issued, (a) to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act and (b) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and (if a resident in a member state of the European Economic Area) such person is not a “EEA retail investor” or (if a resident in the United Kingdom) such person is not a “UK retail investor” (as defined in the confidential offering memorandum and consent solicitation statement) or (if resident in Canada) it is a “non-U.S. Canadian qualified offeree” (such persons, “Eligible Holders”). Eligible Holders who are located or resident outside of the United States may be subject to other eligibility criteria. Only Eligible Holders who properly complete and return the eligibility letter (the “Eligibility Letter”), which is available from the Information Agent (as defined below), are authorized to receive and review the confidential offering memorandum and consent solicitation statement and to participate in the Exchange Offers and Consent Solicitations.

Holders who desire to obtain a copy of the Eligibility Letter should contact D.F. King & Co., Inc., the information and exchange agent for the Exchange Offers and Consent Solicitations (the “Information Agent”), at: (800) 967-7635 (banks and brokers) or (646) 602-4897 (all others), at www.dfking.com/kmb-kvue or by email at kmb-kvue@dfking.com. D.F. King & Co., Inc. will also provide copies of the confidential offering memorandum and consent solicitation statement to Eligible Holders.

The Exchange Offers and Consent Solicitations are being made only pursuant to the confidential offering memorandum and consent solicitation statement. The confidential offering memorandum and consent solicitation statement and other documents relating to the Exchange Offers and Consent Solicitations will be distributed only to Eligible Holders. The Exchange Offers are not being made to holders of Kenvue Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Kimberly-Clark Notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the confidential offering memorandum and consent solicitation statement.

None of Kimberly-Clark, Kimberly-Clark’s subsidiaries, its and their respective directors or officers, the dealer managers and solicitation agents, the exchange agent, the information agent, any trustee for the Kimberly-Clark Notes or the Kenvue Notes, their respective affiliates, or any other person is making any recommendation as to whether holders should tender their Kenvue Notes in the Exchange Offers or deliver consents to the Amendments.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The Kimberly-Clark Notes offered in the Exchange Offers have not been registered under the Securities Act or any state securities laws. Therefore, the Kimberly-Clark Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

About Kimberly-Clark

Kimberly-Clark (NASDAQ: KMB) and its trusted brands are an indispensable part of life for people in more than 175 countries and territories. Our portfolio of brands, including Huggies, Kleenex, Scott, Kotex, Cottonelle, Poise, Depend, Pull-Ups, Goodnites, Intimus, Plenitud, Sweety, Softex, Viva and WypAll, hold No. 1 or No. 2 share positions in approximately 70 countries. Our company’s purpose is to deliver Better Care for a Better World. We are committed to using sustainable practices designed to support a healthy planet, build strong communities, and enable our business to thrive for decades to come.

Forward Looking Statements

Certain statements contained in this press release, including the expected timing of completion of the Acquisition and the Exchange Offers, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are qualified by the inherent risks and uncertainties surrounding future expectations generally. There can be no assurance that these future events will occur as anticipated or that our results will be as estimated. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties, many of which are beyond our control. Forward-looking statements are based upon the expectations and beliefs of the management of Kimberly-Clark as of the date they were made and speak only as of the date they were made. We undertake no obligation to publicly update any forward-looking statements. Some of these forward-looking statements can be identified by words like “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would,” the negative of these words, other terms of similar meaning or the use of future dates.

The assumptions used as a basis for the forward-looking statements include many estimates. Many factors outside our control, including risks and uncertainties around the Acquisition, could affect the realization of these estimates. Additional information and factors concerning these risks, uncertainties and assumptions can be found in Kimberly-Clark’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the risk factors discussed in Kimberly-Clark’s most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and future filings with the SEC. Forward-looking statements included herein are made only as of the date hereof and Kimberly-Clark undertakes no obligation to update any forward-looking statements, or any other information in this press release, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

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